Exhibit 5.1
LETTERHEAD OF ZUKERMAN GORE & BRANDEIS, LLP
December 7, 2007
Grubb & Ellis Company
500 West Monroe Street
Suite 2800
Chicago, IL 60661
     Re: Registration Statement on Form S-8 for Grubb & Ellis Company (the “Company”)
Ladies and Gentlemen:
     We have acted as counsel to the Company in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), for the registration of an aggregate of 5,367,564 shares of common stock, par value $.01 per share, of the Company (the “Shares”) that may be or have been issued under certain employee benefit plans of the Company including but not limited to the 2006 Omnibus Equity Plan, and including pursuant to individual employment agreements (collectively, the “Plans”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.
     Based upon the foregoing, we are of the opinion that the Shares to be issued under the Plans have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.
     The opinion set forth above is limited to the General Corporation Law of the State of Delaware.
     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours, /s/ Zukerman Gore & Brandeis, LLP